Exhibit 10.1

AMENDMENT AGREEMENT

This Amendment Agreement (the “Agreement”), dated as of June 29, 2007, is by and among Ceragenix Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and the investors signatory hereto (each, a “Purchaser” and collectively, the “Purchasers”).  Capitalized terms not defined in this Agreement shall have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

WHEREAS, pursuant to a securities purchase agreement dated December 5, 2006 among the Company and the Purchasers (the “Purchase Agreement”), the Purchasers were issued convertible debentures with an original aggregate principal amount of $5,000,000 and warrants to purchase shares of Common Stock.

WHEREAS, the parties wish to amend certain terms of the Transaction Documents.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Purchasers and the Company agree as follows:

ARTICLE I
AMENDMENTS AND OTHER AGREEMENTS

Section 1.1.            Amendment to Section 5(h) of the Debentures.  Section 5(h) of each of the Debentures is hereby deleted in its entirety and replaced with the following:

“Adjustment upon Failure to Enter a Partnership Agreement.  In the event that the Company fails to enter into a partnership agreement for the sales, marketing and distribution of its “EpiCeram” products on or before August 15, 2007 with a nationally recognized pharmaceutical company with a minimum up front royalty payment of $2,000,000, and file a Current Report on Form 8-K with respect thereto, the Conversion Price shall be reduced to equal the lesser of (i) the then Conversion Price and (ii) a price equal to the average of each of the VWAPs for the 20 Trading Days immediately prior to August 15, 2007.  For clarity, the Conversion Price can only be adjusted downward pursuant to this Section 5(h).  Such adjustment shall be effective notwithstanding any later disclosure that such event occurred prior to, during or after August 15, 2007.”

Section 1.2             Issuance of New Warrants.  As partial consideration hereunder, each Purchaser shall be issued new five year warrants (the “Warrants”) to purchase up to a number of shares of Common Stock equal to such Purchaser’s pro-rata share (based on such Purchaser’s Subscription Amount under the Purchase Agreement and the aggregate Subscription Amount of all Purchasers under the Purchase Agreement) of 400,000 shares, with an Initial Exercise Date (as defined therein) of June 29, 2007, a Termination Date (as defined therein) of June 29, 2012, and an initial Exercise Price (as defined therein) of $2.25, subject to adjustment therein, which

Warrants shall otherwise be in the form of the Warrants issued pursuant to the Purchase Agreement.  The shares of Common Stock underlying such Warrants shall be referred to herein as the “Warrant Shares”.  The date of the effectiveness of the transactions contemplated hereunder shall be referred to as the “Closing”.

Section 1.3             Registration Rights.  The Warrant Shares shall be included as “Registerable Securities” under the terms of the Registration Rights Agreement between each Purchaser and the Company dated December 5, 2005.

Section 1.4             Effect on Purchase Agreement.  The foregoing amendments are given solely in respect of the transactions described herein. Except as expressly set forth herein, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement, and shall not be in any way changed, modified or superseded by the terms set forth herein.  This Agreement shall not constitute a novation or satisfaction and accord of any Transaction Document.

Section 1.5.            Filing of Form 8-K.  Within 3 Trading Days of the date hereof, the Company shall issue a Current Report on Form 8-K, reasonably acceptable to each Purchaser disclosing the material terms of the transactions contemplated hereby, which shall include this Agreement as an attachment thereto. In addition, within 3 Trading Days of the date hereof, the Company shall file a prospectus supplement under Rule 424 under the Securities Act to registration statement number 333-[                     , disclosing the terms of the transactions hereunder.

Section 1.6.            Conditions to Purchasers Obligations.  The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(a)           the accuracy in all material respects on the date of the Closing of the representations and warranties of the Company contained herein;

(b)           all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing shall have been performed;

(c)           all Purchasers parties to the Purchase Agreement shall have agreed to the terms and conditions of this Agreement;

(d)           there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(e)           from the date hereof to the Closing, trading in the Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing, trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Purchaser, makes it impracticable or inadvisable to consummate the transactions hereunder.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1.            Representations and Warranties of the Company.  The Company hereby makes the representations and warranties set forth below to the Purchasers that as of the date of its execution of this Agreement:

(a)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Company and no further action is required by such Company, its board of directors or its stockholders in connection therewith.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)           No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

(c)           Capitalization.  The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware.  The capitalization of the Company is as set forth on Schedule 2.1(c).  Immediately following the issuance of the Warrants hereunder, there will be issued and outstanding 31,925,892 shares of Common Stock, all of which such issued and outstanding shares will be validly issued, fully paid and nonassessable.  The Warrants and Warrant Shares, when issued in accordance with the terms of this Agreement and the Warrants, will be duly authorized, validly issued, fully paid and nonassessable. Except as described in this Section or as set forth on the Disclosure Schedules to the Purchase Agreement or Schedule 2.1(c) attached hereto, there are no issued or outstanding securities and no issued or outstanding options, warrants or other rights, or commitments or agreements of any kind, contingent or otherwise, to purchase or otherwise acquire shares of Common Stock or any issued or outstanding securities of any nature convertible into shares of Common Stock.  There is no proxy or any other agreement, arrangement or understanding of any kind authorized, effective or outstanding which restricts, limits or otherwise affects the right to vote any shares of Common Stock.

(d)           Other Representations, Warranties and Covenants.  Except as set forth on Schedule 2.1(d), the representations, warranties and covenants of the Company with respect to the Warrants and Warrant Shares shall be identical in all respects to the representations, warranties and covenants of the Company with respect to the warrants issued pursuant to the Purchase Agreement (and shares of Common Stock underlying such existing warrants) issued pursuant to the Purchase Agreement and other Transaction Documents (as defined under the Purchase Agreement) and the Company hereby makes such representations, warranties and covenants as though fully set forth herein as of the date hereof, and all such representations, warranties and obligations are incorporated herein by reference, including without limitation, all registration rights with respect to the Warrant Shares as though such shares were Registrable Securities (as defined under the Registration Rights Agreement entered into in connection with the Purchase Agreement).

Section 2.2.            Representations and Warranties of the Purchasers.  The Purchasers severally and not jointly hereby make the representations and warranties set forth below to the Company that as of the date of its execution of this Agreement:

(a)           Due Authorization. Such Purchaser represents and warrants that (i) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on its behalf and (ii) this Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

ARTICLE III
MISCELLANEOUS

Section 3.1.            Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be made in accordance with the provisions of the Purchase Agreement.

Section 3.2.            Survival.  All warranties and representations (as of the date such warranties and representations were made) made herein or in any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by the parties hereto and shall survive the issuance of the Warrants. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties; provided however that no party may assign this Agreement or the obligations and rights of such party hereunder without the prior written consent of the other parties hereto.

Section 3.3.            Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

Section 3.4.            Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 3.5.            Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined pursuant to the Governing Law provision of the Purchase Agreement.

Section 3.6.            Entire Agreement.  The Agreement, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 3.7.            Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 3.8             Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser hereunder are several and not joint with the obligations of any other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

Section 3.9             Termination.  This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder, by written notice to the other parties, if the Closing has not been consummated on or before June 30, 2007.

Section 3.10           Fees and Expenses.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Warrants or Warrant Shares.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CERAGENIX PHARMACEUTICALS, INC.

By:
Name:
Title:

[PURCHASER SIGNATURE PAGES TO CGXP

AMENDMENT AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ________________________________________________________

Signature of Authorized Signatory of Purchaser: __________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Purchaser:________________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as above):

New Warrants with an exercise price of $2.25:

SCHEDULE 2.1(c)

Section 2.1(c) - Capitalization

Authorized Common Shares – 50,000,000

Authorized Preferred Shares – 5,000,000

Outstanding Shares as of June 30, 2007

Common Shares	16,393,724
Series A Preferred Stock	1,000,000
Convertible debt	4,073,007
Stock Options	4,805,750
Stock Warrants	5,653,412

Total	31,925,892

SCHEDULE 2.1(d)

None